NEWS RELEASE

 CONTACT DANIELLE JENKINS
(540) 349-0209 or
danielle.jenkins@tfb.bank

KEVIN T. CARTER JOINS FAUQUIER BANKSHARES, INC. BOARD OF DIRECTORS

WARRENTON, VA, November 18, 2016 – Fauquier Bankshares, Inc. (NASDAQ: FBSS) is pleased to announce the appointment of Kevin T. Carter to its Board of Directors, as well as to the Board of Directors of its principal subsidiary, The Fauquier Bank.

Mr. Carter is currently the President of Guests, Inc. located in Strasburg, Virginia. He has over 35 years of experience in the hospitality industry. Throughout his career, he has served in varying roles within the industry including, Director, Corporate Director, Resident Manager, General Manager, independent consultant and most recently, as Managing Director for the Airlie Foundation for 16 years.

Mr. Carter's has obtained his experience in the hospitality industry while serving on the management teams of some of the country's most notable properties including the Rancho Bernardo Inn, U.S. Grant Hotel, Intercontinental Hotel San Diego, Club Corporation of America, Rancho Valencia Resort, Kiawah Island Resort, Bald Head Island Resort and The Founders Inn. He has also served on the opening team of several hotels and transitioned several properties for new owners and operators.

Mr. Carter currently serves as a member of the Town Council in Warrenton, Virginia. In the past, he has served as a member of the Board of Directors for the American Institute of Wine and Food, the Fauquier County Chamber of Commerce, the Fauquier America's Promise. In addition, he has served as the President of the Warrenton Rotary Club and Senior Warden and School Board Treasurer for the St. James Episcopal Church in Warrenton, Virginia.

John B. Adams Jr., Chairman of the Board, comments, "We are pleased to welcome Kevin to the Board of Directors. Through his involvement in the Town of Warrenton and Fauquier County, in addition to his work experience, he will provide a wealth of knowledge and perspective to the Board."

Mr. Carter resides in Warrenton, Virginia with his wife Carrie and three children Madison, Emma, and Jack. In his free time, he enjoys sports with his active family, fishing, hunting, politics and an occasional round of golf.

Fauquier Bankshares, Inc. and its principal subsidiary, The Fauquier Bank, had combined assets of $623.9 million and total shareholders' equity of $54.3 million at September 30, 2016. The Fauquier Bank is an independent, locally-owned, community bank offering a full range of financial services, including internet banking, mobile banking with mobile deposit, commercial, retail, insurance, wealth management, and financial planning services through eleven banking offices located in Fauquier and Prince William Counties in Virginia.

This news release may contain "forward-looking statements" as defined by federal securities laws. These statements address issues that involve risks, uncertainties, estimates and assumptions made by management, and actual results could differ materially from the results contemplated by these forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in: interest rates and the shape of the interest rate yield curve, general economic conditions, legislative/regulatory policies, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan and/or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in our market area, our plans to expand our branch network and increase our market share, and accounting principles, policies and guidelines. Other risk factors are detailed from time to time in our Securities and Exchange Commission filings. Readers should consider these risks and uncertainties in evaluating our forward-looking statements and should not place undue reliance on such statements. We undertake no obligation to update these statements following the date of this news release.

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